SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 13, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

On December 13, 2004, Ryerson Tull, Inc. completed its Rule 144A/Regulation S private placement of $150 million aggregate principal amount of 8 1/4% Senior Notes due 2011.

The Indenture, Forms of Senior Note, Registration Rights Agreement and Purchase Agreement, each executed by Ryerson Tull in connection with the offering, are filed as exhibits hereto.

Item 9.01	Financial Statements and Exhibits

A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: December 13, 2004	/s/ LILY L. MAY
	By:	Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 13, 2004, between Ryerson Tull, Inc., Ryerson Tull Procurement Corporation and The Bank of New York Trust Company, N.A.

4.2	Form of 144A 8.25% Senior Note Due 2011.

4.3	Form of Regulation S 8.25% Senior Note Due 2011.

4.4	Registration Rights Agreement, dated December 13, 2004, between Ryerson Tull, Inc., Ryerson Tull Procurement Corporation, J.P. Morgan Securities Inc. and UBS Securities LLC.

10.1	Purchase Agreement, dated December 8, 2004, between Ryerson Tull, Inc., Ryerson Tull Procurement Corporation, J.P. Morgan Securities Inc. and UBS Securities LLC.

99.1	Press release issued on December 13, 2004 regarding the closing of the private placement offering of senior notes of Ryerson Tull, Inc.